Exhibit 23.3



                                                      Lundstrom Dickson Barbanti
                                                           Chartered Accountants



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of WaveRider Communications Inc. (the "Company") to register 12,525,000 shares of common stock, of our report dated December 23, 2000, on our audit of the financial statements of ADE Network Technology Pty. Ltd. as of June 30, 2000..

We also consent to the reference to our firm under the caption "Experts".





/s/ Lundstrom Dickson Barbanti

December 23, 2000